Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2020, appearing in the Annual Report on Form 10-K of Chiasma, Inc. for the year ended December 31, 2019.

/s/  Deloitte & Touche LLP

Boston, Massachusetts

March 16, 2020